UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 30, 2025, Sonim Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Asset Purchase Agreement (as defined below).

As of December 17, 2025, the record date for the Special Meeting, there were 1,488,268 shares of the Company’s common stock, par value $0.001 per share, outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 886,409 shares of common stock, representing approximately 59.6% of the shares of common stock outstanding and entitled to vote, were represented at the meeting in person or by proxy, constituting a quorum.

The following are the voting results on each matter submitted to the stockholders of the Company at the Special Meeting.

Proposal 1: The stockholders approved a proposal to approve the asset purchase agreement, dated as of July 17, 2025, (as amended, the “Asset Purchase Agreement”) by and among the Company, Pace Car Acquisition LLC, (the “Buyer”), the Seller Representative named in the Asset Purchase Agreement, and Social Mobile Technology Holdings LLC (the “Parent”), solely for the purpose of guaranteeing complete payment and performance obligations of the Buyer contained in the Asset Purchase Agreement, the sale of substantially all assets of the Company and its subsidiaries (the “Asset Sale”) related to the Company’s enterprise 5G solutions business, including rugged handsets, smartphones, wireless internet device, software, services, and accessories (the “Legacy Business”) and the other transactions contemplated by the Asset Purchase Agreement (the “Asset Sale Proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
761,808	124,170	431	—

Proposal 2: The stockholders approved the proposal to approve, on an advisory, non-binding basis, certain compensation that has, will, or may be paid or become payable to the Company’s named executive officers in connection with the Asset Sale (the “Advisory Compensation Proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
646,227	237,271	2,911	—

As a result of the approval of the Asset Sale Proposal, a previously submitted proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal (the “Adjournment Proposal”) was rendered moot. Accordingly, the Adjournment Proposal was not presented at the Special Meeting.

For more information on each of the Asset Sale Proposal, the Advisory Compensation Proposal, and the Adjournment Proposal, see the definitive proxy statement filed by the Company with the Securities and Exchange Commission on December 5, 2025, as subsequently supplemented.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: December 31, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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